Exhibit 10.13
CONTRIBUTION AGREEMENT
     This Contribution Agreement (this “Assignment”), dated as of October 8, 2010, is made and entered into by and between Hicks Acquisition Company II, Inc. (the “Company”) and William A. Montgomery (“Seller”).
     WHEREAS, pursuant to that certain Securities Assignment Agreement dated July 30, 2010, by and among HH-HACII, L.P., a Delaware limited partnership, (the “Sponsor”) and the parties identified on the signature page thereto, including Seller (the “Securities Assignment Agreement”), Seller acquired 16,428 shares of common stock of the Company, par value $0.0001 per share (“Common Stock”) from the Sponsor;
     WHEREAS, pursuant to the Company’s registration statement filed with the Securities and Exchange Commission on Form S-1, No. 333-167809 (the “Registration Statement”), the Company is contemplating conducting an initial public offering of units, each unit consisting of one share of Common Stock and one warrant, and decreasing the contemplated size of such initial public offering of units from $200,000,000 to $150,000,000; and
     WHEREAS, Seller wishes to return to the Company for cancellation 4,107 shares of Common Stock (in an amount pro rata to the reduction of such initial public offering), such that Seller will beneficially own 0.0625% of the outstanding shares of Common Stock following the consummation of such initial public offering of units.
     NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Assignment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     Section 1 Assignment of Shares. Seller hereby assigns and surrenders to the Company for cancellation 4,107 shares of Common Stock. After giving effect to the cancellation of such shares of Common Stock, Seller acknowledges that it holds 12,321 shares of Common Stock. Seller further acknowledges that he shall return to the Company for cancellation, at no cost to Seller, (i) 4,107 shares of Common Stock held by Seller to the extent the underwriters’ over-allotment (as described in the Registration Statement) is not exercised in full and (ii) a number of shares of Common Stock equal to 0.0125% of the Company’s issued and outstanding shares of Common Stock immediately after the initial public offering of units in the event that the last sales price of the Common Stock does not equal or exceed $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 24 months following the closing of the Company’s initial business combination (as described in the Registration Statement). Seller hereby acknowledges and agrees that, to the extent the immediately foregoing sentence conflicts with Section 1 (except with regard to the assignment of shares to Seller) and the fifth sentence of Section 3 of the Securities Assignment Agreement, the immediately foregoing sentence shall control and the aforementioned provisions of the Securities Assignment Agreement shall have no further force or effect.

     Section 2 No Conflicts. Each party represents and warrants that neither the execution and delivery of this Assignment by such party, nor the consummation or performance by such party of any of transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which he or it is a party.
     Section 3 Miscellaneous. This Assignment, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Assignment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Assignment may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Assignment or any of its rights, interests, or obligations hereunder without the prior written consent of the other party.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first above written.

HICKS ACQUISITION COMPANY II, INC.

By:	/s/ Robert M. Swartz

Name:	Robert M. Swartz
Title:	President and Chief Executive Officer

SELLER:

/s/ William A. Montgomery

William A. Montgomery